Contents
Part I

Part II

Part III
Additional

information
Financial

Statements
ING Group Annual Report 2021 on Form 20-F 1
Exhibit 13.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections

(a) and (b) of section
1350, chapter 63 of title 18, United States Code), the undersigned officer of ING

Groep N.V.,

a public limited
company incorporated under the laws of the Netherlands (the “Company”), hereby certifies,

to such officer’s
knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2021

(the “Report”) of the
Company fully complies with the requirements of section 13(a) or 15(d)

of the Securities Exchange Act of 1934
and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated:

March 7, 2022
/s/ Steven van Rijswijk
………………………………
Name: Steven van Rijswijk
Title:

Chairman of the Executive Board

(Principal Executive Officer)
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of section 1350, chapter 63 of

title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to ING Groep N.V. and will be retained by ING Groep N.V.

and furnished to the Securities and Exchange Commissions

or its staff upon
request.